UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016 (May 10, 2016)

Credit Suisse Park View BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55361	47-2988105
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue

New York, New York

10010

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 325-2000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2016, Rocco DelGuercio notified Credit Suisse Park View BDC, Inc. (the “Company”) of his intention to resign as Chief Financial Officer and Treasurer, effective May 31, 2016, to pursue other opportunities.

In connection with the foregoing, on May 10, 2016, the board of directors of the Company appointed Kenneth Lohsen to the positions of Chief Financial Officer and Treasurer of the Company, effective June 1, 2016.

Kenneth Lohsen, age 57, has served as a Managing Director in the International Wealth Management division of Credit Suisse Group AG (“Credit Suisse”), based in New York, since 2004. Mr. Lohsen has also served as the Head of Asset Management Global Regulatory Reporting and Tax and US Alternative Asset Operations for Credit Suisse since 2014. Mr. Lohsen joined Credit Suisse First Boston in April 1984 as a part of the corporate tax group focusing on Merchant Banking activities. Mr. Lohsen transferred to the Private Equity division of Credit Suisse upon its creation as a Director of Fund Reporting in 1997. Mr. Lohsen holds a Bachelor degree in Business Administration from Hofstra University. He is also a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2016	Credit Suisse Park View BDC, Inc.

	By:	/s/ John G. Popp
Name: John G. Popp
Title: Chief Executive Officer and President